Exhibit 99.1

Media contact:	Steve Schrier, 331-332-2264
Investor contact:	Heather Kos, 331-332-2406
Web site:	www.Navistar.com/newsroom

NAVISTAR FINANCIAL EXTENDS $500 MILLION

DEALER INVENTORY FACILITY THROUGH SEPTEMBER 2014

Strong Portfolio Quality and Dealer Network Continue to Earn Lender Trust

LISLE, Ill. (September 18, 2013) - Navistar Financial Corporation (NFC), an affiliate of Navistar, Inc., has signed agreements to extend its $500 million dealer inventory funding facility an additional six months. The facility, which is funded through three of NFC’s major relationship banks, now extends through September of 2014.

“We continue to have strong access to capital to support our financing operations,” said Walter Borst, executive vice president and chief financial officer, Navistar. “This extension improves our pricing, which is indicative of the progress we have made in our turnaround.”

NFC provides financing programs and services tailored to support Navistar’s dealer and customer equipment financing needs.

“The quality of our portfolio and strength of our dealer network have earned the ongoing confidence and support of our relationship banks,” said Bill McMenamin, president, NFC. “This transaction provides continued flexibility in funding wholesale assets to help us support our dealer network and the sale of International® trucks and IC Bus™ brand buses.”

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce® brand diesel engines, and IC Bus™ brand school and commercial buses. The company also provides truck and diesel engine service parts. Additional information is available at www.Navistar.com.

Cautionary Statement Regarding Forward-Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of

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these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2012. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

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